UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2015

Apricus Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 300, San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 222-8041

 (Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on October 20, 2014 (the “October 2014 8-K”), Apricus Biosciences, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Credit Facility”) with Oxford Finance LLC (“Oxford”), as collateral agent and the lenders party thereto from time to time (the “Lenders”), including Oxford and Silicon Valley Bank. Upon the closing of the Credit Facility, the Company borrowed $5.0 million (the “First Term Loan”) from the Lenders and had the option to borrower an additional $5.0 million at a future date, subject to certain conditions. The description of the Credit Facility contained in Item 2.03 of the October 2014 8-K is incorporated herein by reference.

On July 23, 2015, the Company borrowed the second and final $5.0 million (the “Second Term Loan” and, together with the First Term Loan, the “Loans”) available under the Credit Facility. The Second Term Loan bears interest at an annual rate of 8.01%. The repayment schedule of the Second Term Loan provides for interest-only payments until (i) May 2016 if the Company receives at least $40.0 million from the issuance and sale of its unsecured subordinated debt and/or equity securities by September 30, 2015 (an “Equity Event”) or (ii) November 2015 if an Equity Event does not occur, followed by consecutive equal monthly payments of principal and interest in arrears through October 1, 2018 (the “Maturity Date”). The Company has the option to prepay the outstanding balance of the Loans under the Credit Facility prior to the Maturity Date, subject to a prepayment fee of up to 3.00%, or $300,000. Upon repayment of the Second Term Loan, the Company is also required to make a payment to the Lenders equal to 6.00% of the original principal amount of the Second Term Loan, or $300,000, in addition to the final payment.

In connection with the funding of the Second Term Loan, the Company issued to the Lenders warrants to purchase up to an aggregate of 152,440 shares of its common stock at an exercise price of $1.64 per share. The warrants may be exercised either for cash or on a cashless basis. The warrants expire ten years from their date of issuance. Additionally, in the event of the Company’s acquisition for cash or marketable securities, either the Lenders shall exercise their warrants or such warrants will expire immediately prior to the consummation of such acquisition.

The form of warrant agreement and the Credit Facility, which were filed as Exhibit 4.2 and Exhibit 10.3, respectively, to October 2014 8-K, are incorporated herein by reference. The foregoing description of the credit facility, form of warrant agreement and loan and security agreement does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 3.02.	Unregistered Sale of Equity Securities.

The information above in Item 2.03 is incorporated herein by reference.

The warrants described in Item 2.03 above were offered and sold in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933 (the “Securities Act”). The warrants contain representations to support the Company’s reasonable belief that each of the recipients of such securities had access to information concerning the Company’s operations and financial condition, that each such recipient is acquiring the securities for its own account and not with a view to the distribution thereof, and that each such recipient is an “accredited investor” as defined by Rule 501 promulgated under the Securities Act.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apricus Biosciences, Inc.

Date: July 27, 2015	By:	/s/ Richard W. Pascoe
Name: Richard W. Pascoe
Title: Chief Executive Officer and Secretary

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